UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2018

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01Entry into a Material Definitive Agreement.

On February 16, 2018, NCS Multistage Holdings, Inc. (the “Company”) entered into that certain Amendment No. 2 to the Amended and Restated Credit Agreement (the “Amendment”), amending the Amended and Restated Credit Agreement, dated as of May 4, 2017, as amended on August 31, 2017 (the “Credit Agreement”), by and among the Company, Pioneer Intermediate, Inc., Pioneer Investment, Inc., as borrower, NCS Multistage Inc., as borrower, the other subsidiaries of the Company party thereto, and the lenders party thereto, Wells Fargo Bank, National Association as administrative agent in respect of the U.S. facility and Wells Fargo Bank, National Association, Canadian Branch, as administrative agent in respect of the Canadian facility.

The Amendment amends certain negative covenants contained in the Credit Agreement.

The foregoing description of the Amendment to the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in this Item 1.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description of the Exhibit
10.1

Amendment No. 2 to Amended and Restated Credit Agreement, dated as of February 16, 2018, amending the Amended and Restated Credit Agreement, dated as of May 4, 2017, by and among NCS Multistage Holdings, Inc., Pioneer Intermediate, Inc., Pioneer Investment, Inc., NCS Multistage Inc., the other subsidiaries of NCS Multistage Holdings, Inc. party thereto, Wells Fargo Bank, National Association, Wells Fargo Bank, National Association, Canadian Branch, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer